EXHIBIT 23.2


                         Consent of Independent Auditors


         We consent to the use in this Registration Statement on Form SB-2, of our report dated March 29, 2002 relating to the financial statements of International Broadcasting Corporation as of December 31, 2001, and for period from October 13, 2000 (inception) through December 31, 2000, and for the year ended December 31, 2001, and the reference to our firm under the caption "Experts" in this Registration Statement.


                                                /s/ Feldman Sherb & Co., P.C.
                                                Feldman Sherb & Co., P.C.
                                                Certified Public Accountants

New York, New York
May 13, 2002